Exhibit 10.2

EXECUTIVE OFFICE LEASE AGREEMENT

(September 2005 Version)

THIS LEASE is entered into this 1st day of January, 2009 between PROFESSIONAL SUITES AT THE GALLERIA, INC., a Florida corporation, (Landlord), and PROSPECT ACQUISITION CORP., a Delaware corporation (Tenant).

THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1. AGREEMENT FOR USE AND OCCUPANCY

1.1.                            Lease of Premises

On this day, the Landlord leases to the Tenant, and the Tenant hires and takes the premises Suite 318 being located at Galleria Plaza, Building A, 9130 Galleria Court, Naples, Florida 34109 (Leased Premises) as graphically depicted on Exhibit “A” attached hereto and made a part hereof.

1.1.1.                   The purpose of the floor plan attached hereto as Exhibit A is to show the approximate location of the Premises. Landlord reserves the right at any time to relocate the common areas shown on said floor plan. Landlord may relocate Tenant to another location in the building at Landlord’s sole cost and expense and with Tenant’s reasonable approval to such other location within the building.

1.1.2.                   COMMON AREAS. The use and occupation by the Tenant of the Premises shall include the use of, in common with others entitled thereto, the Common Areas including the lobby, entrances, stairs, elevator, roads, sidewalks, parking areas and other public portions as may from time to time be designated by the Landlord, subject however, to the terms and conditions of this Lease and to the rules and regulations for the use thereof as reasonably prescribed from time to time by the Landlord, and attached hereto as Exhibit C.  All the windows and outside walls of the Premises and any space in the Premises used for shafts, pipes, conduits, ducts, electric or other utilities, sinks or other building facilities, and the use thereof and access thereto through the Premises for the purpose of operation, maintenance and repairs, are reserved to Landlord.  Landlord allows Tenant access to said areas as may reasonably be necessary for Tenant’s permitted use. Landlord further reserves the right to alter or change these areas as the need may arise and as Landlord reasonably deems necessary.

1.2.                            Purpose of Use and Occupancy

The Tenant will use and occupy the Leased Premises for General Office Purposes as permitted by Collier County Development Services office zoning and use regulations and for no other purposes or uses of any kind, except as described in Paragraph 7.1.

1.3.                            Receipt of Payments

On execution of this lease, the Landlord acknowledges receipt of all of the following:

1.3.1.                   $1,261.40 in rent for the first and last month ($630.70 & $630.70), as required under Paragraph 3.1. Rent for any occupancy prior to the first calendar day of the month shall be prorated, and due at Lease execution with the aforementioned first and last month rent. Tenant shall also pay the sales tax on the rents; at the time this form was drafted, sales tax is 6%.

1.3.2.                 $595.00 in security deposit, as required under Paragraph 5.1 .

The total amount that the Landlord has received is $1,856.40.

ARTICLE 2. TERM

2.1.                            Term of Lease

The Tenant may possess the Leased Premises for the term of Eleven (11) Months (“Term”), beginning the 1st day of January 2009, (“Commencement Date”) and ending at midnight on the 30 day of November, 2009, (“Termination Date”).

2.2.                            Extension of Term

Not applicable.

ARTICLE 3. RENT

3.1.                            Amount and Payment of Rent

This rent is payable without the Landlord’s demand on the first day of each month during the Lease term in equal monthly installments of $595.00 per month plus applicable sales tax (currently 6%) per month and all rent checks shall be made payable and delivered to Landlord’s manager, Professional Suites at the Galleria., 9130 Corsea del Fontana Way, Naples, FL 34109 or at any other place or to any other person the Landlord may from time to time designate. If the rent is not received by the 5th day of the month, then on the 5th day the rent amount due for the month (consequently, also the applicable annual period) is increased by $50.00 with the amount increasing by an additional $20 for each day thereafter until the rent is paid in full, including the additional rent amount. If this Lease commences in the middle of the rental period, the rent will be prorated and will be due upon Lease execution (see Section 1.3.1 above).

Monthly Rent	Addendum Options	Sales Tax	Total Per Month

$595.00	$N/A	$35.70	$630.70

BUSINESS LEASE AGREEMENT

(September 2005 Version)

3.2.                            Rent Adjustments

The amount of fixed annual rent under Paragraph 3.1 will be increased in the second year (2nd) year following the date of this Lease and in each subsequent year by an amount equal to the increase of CPI during the twelve (12) months preceding, however the increase shall not to be less than 2.5% or greater than 5.0% in any single year. The term CPI means the Consumer Price Index for All Urban Consumers, Southern Region, All Items (1993-95 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the CPI shall become unavailable the Landlord shall select a substitute index published by any agency of the U.S.

ARTICLE 4. ADDITIONAL PAYMENTS

4.1.                            Additional Rent Payments

In addition to the minimum annual rent under Paragraph 3.1, all other payments that the Tenant makes under this Lease are considered additional rent, regardless of whether the payments are so designated. All additional payments plus applicable sales tax are due and payable at the time the Landlord demands payment, or at the time the next succeeding rent installment is due, whichever occurs first. Tenant shall pay without notice, except as may be required in this Lease, and without any deductions, setoff or abatement, all sums, impositions, costs, rents, expenses and other payments which Tenant is required to pay under this Lease, and fees for services pursuant to the schedule of services and fees attached hereto as Exhibit D and incorporated herein by reference, and in the event of any nonpayment thereof, and Tenant’s failure to cure during any applicable grace period, Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for in this Lease or by law in the instance of nonpayment of Rent. Such charges may include, but not be limited to, Landlord’s support services such as telephone equipment and answering. All Rent and other charges not paid when due shall bear interest at the maximum rate of interest permitted under the laws of Florida from and after the date said Rent and additional charges become due, and the same shall be regarded as Additional Rent hereunder.

4.2.                            Utility or Service Charges

Tenant shall be solely responsible for and promptly pay all charges for TV satellite hookup and its monthly fee, internet hookup and its monthly fee, telephone and its monthly fee, including interior line hookup and monthly fee or any other utility exclusively used or consumed by Tenant. Tenant is responsible for any installation charges or deposits that may be required from each service provider. Tenant shall pay for all said utility charges exclusively servicing the Premises upon occupancy of such Premises. In no event shall Landlord be liable to Tenant for an interruption or failure in the supply or service of any such utilities to the Premises. The Tenant may not permit or suffer any utility facility to be overloaded. If the Tenant fails to repair any damage or destruction to, or otherwise fails to maintain, the Leased Premises, the Landlord may repair the damage or destruction or may conduct any maintenance that the Landlord deems necessary in its own sole discretion. The cost of the repair or maintenance is considered additional rent.

4.3.                            Additional Work

Any costs that the Landlord charges to the Tenant for services or work done on the Leased Premises at the Tenant’s request or as otherwise required under this Lease will be considered rent due and may be included in any lien for rent arrearages. Professional Suites offers additional courtesy services and products (photocopies, facsimiles, word processing, clerical support, postage and shipping and signage etc). tenant will receive a monthly invoice for these charges.

4.4.                            Sales and Use Taxes

At the time rental payments are made, the Tenant agrees to pay to the Landlord all sales and use taxes that arise because of payment of rent to the Landlord.

4.5.                            Specific Services Provided by Landlord.

Landlord shall provide the following services at the Landlord’s expense:

4.5.1.                   The Receptionist/Secretary shall greet and announce all visitors of Tenants occupying suites on the Third level.

4.5.2.                   The Tenant shall have the use of a conference room for conference activities only. To insure availability, the conference room shall be reserved beforehand with the Receptionist. To insure a quiet atmosphere, the conference room may not be used for activities that create noise or any disturbance. The use of the conference room is not to be booked more than a week in advance. The use of the conference room is limited to not more than ten (10) hours per month, subject to availability. Additional hours are available at an additional fee.

4.5.3.                   The Tenant shall be provided with one standard telephone instrument per suite but will be responsible for the cost of the telephone line.

4.5.4.                   The Tenant shall be provided signage for a nominal fee, consisting of the Tenant’s name or business in both the downstairs lobby of the building and outside of the Tenant’s suite.

4.5.5.                   The Landlord shall provide the Tenant and its guests, exclusively, with coffee at no charge. Soft drinks and snacks are available for a fee and are located on the Third Level.

4.5.6.                   A photocopy machine will be made available at all times for a nominal charge to Tenant. A facsimile machine, located on the Third level, will be made available to all Tenants during business hours for a nominal charge to Tenant.

4.5.7.                   The Landlord shall provide heating and air conditioning services to the Premises as required in Landlord’s reasonable judgment for the comfortable use and occupation of the Premises.

4.5.8.                   Landlord shall furnish elevator service to be used by Tenant in common with others.

4.5.9.                   Landlord shall provide janitorial and cleaning services to the Premises on a weekly basis and to common areas of the building as deemed reasonable by the Landlord, in the Landlord’s sole opinion.

BUSINESS LEASE AGREEMENT

(September 2005 Version)

4.5.10.               Landlord shall pay real estate taxes, water, sewer, electric service, garbage dumpster service, cornmon area maintenance and building insurance, except for contents coverage which shall be the responsibility of Tenant.

4.6.         Additional Telephones

Additional telephones and installation thereof are the responsibility of the Tenant.

4.7.         Telephone Answering Service

Optional telephone answering service is available to the Tenant, payable in advance with the payment of Rent and regarded as Rent hereunder. If the Tenant elects to pay for this option, the Receptionist/Secretary will answer one telephone line for the Tenant between the hours of 8:30 a.m. and 12:30 p.m., and between 1:30 p.m. and 5:00 p.m., except holidays recognized by the federal government. For each additional telephone line that is routed through the main switchboard, there will be an additional charge for the Receptionist/Secretary to answer that line.

4.8.         Reimbursement for Expenditures

The Landlord may elect, but is not obligated, to pay money, or otherwise to perform any act that requires the expenditure of money, because of the Tenant’s failure or neglect to perform any Lease provision. If the Landlord pays money or performs such an act, the Tenant agrees to reimburse the Landlord all of the amounts expended, plus a charge of ten percent (10%) on those amounts. The amounts and the charges are payable on the Landlord’s demand and are considered additional rent.

4.9.         Reimbursement for Collection of Damages

If the Landlord pays any money or incurs any expenses in collecting damages for any violation of any of the Tenant’s covenants, undertakings, or agreements set forth in this Lease, the Landlord may notify the Tenant that the amount so paid or incurred is additional rent that the Tenant must pay with the next installment of rent to become due.

ARTICLE 5. SECURITY DEPOSIT

5.1.         Amount and Purpose of Deposit

At the time this Lease is signed, the Tenant shall deposit with the Landlord a security deposit in the amount of $595.00 as security for the Tenant’s faithful performance and observance of the Lease terms, conditions, and provisions, including without limitation, surrender of possession of the Leased Premises to the Landlord. The security deposit does not constitute prepayment of the last month’s rent or of rent for any month during the original or renewal terms of this Lease.

5.2.         Holding of Deposit

The Tenant waives irrevocably the benefit of any provision of law that requires the security to be held in escrow or by a third party. The security is deemed to be the Landlord’s property, and the Landlord may commingle it with the Landlord’s own funds.

5.3.         Application or Retention of Deposit

If the Tenant defaults on any of the terms, conditions, or provisions of this Lease, including but not limited to the payment of rent and additional payments, the Landlord may apply or retain all or part of the security deposited to the extent required to pay the delinquent rent or additional payments or to reimburse the Landlord for all sums incurred or expended because of the Tenant’s default. Reimbursable sums include but are not limited to any damages or deficiencies that result from reletting the Leased Premises. Such damages or deficiencies are reimbursable to the Landlord regardless of whether they occur before or after the Landlord’s summary proceedings or other reentry. If the Landlord applies or retains any part of the security deposited, the Tenant shall deposit with the Landlord an equal amount to replace that which has been applied or retained so that the Landlord has a full deposit at all times during the terms of this Lease. The replacement amount is payable on the Landlord’s demand.

5.4.         Return of Deposit

If the Tenant complies fully with all the terms, provisions, covenants, and conditions of this Lease, the Landlord must return the security deposit to the Tenant after the date on which this Lease terminates and after the Tenant delivers possession of the Leased Premises to the Landlord.

5.5.         Transfer of Deposit to Third Party

If the Landlord sells the interest in the Leased Premises, the Landlord may deliver or credit the funds that the Tenant deposits under Paragraph 5.1 to the purchaser of the Landlord’s interest. After the transfer is complete, the Landlord will be absolutely discharged from any further liability with respect to the deposit. This paragraph applies to the benefit of every subsequent transferee. The Tenant agrees to hold liable solely the Landlord or its successor(s) in interest for the return of its security deposit under the Lease terms. The Tenant may not seek the return of the security deposit from any mortgagees who have assumed the Landlord’s position, whether by mortgagee in possession, foreclosure, or acceptance of a deed, unless the mortgagees first acknowledge in writing receipt of the specific security deposit.

ARTICLE 6. EMPLOYMENT OF LANDLORD’S EMPLOYEES

The Tenant agrees not to knowingly employ nor offer to employ any employee of the Landlord or any of the Landlord’s affiliated companies or entities during the Term of the Tenant’s Lease, or for a period of six (6) months after the Tenant quits the Premises. Upon breach of this covenant, Tenant shall pay as liquidated damages to the employer (either the Landlord or an affiliate of the Landlord), a sum of money equal to twenty (20) percent of the employee’s annual wages for each breach.

BUSINESS LEASE AGREEMENT

(September 2005 Version)

ARTICLE 7. USE OF PREMISES

7.1.         Permissible Uses

The Tenant may not use any of the Leased Premises, nor permit another person to use the Leased Premises, for any purpose other than as permitted under Paragraph 1.2, unless the Tenant obtains the Landlord’s prior written consent; and Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Premises or do or permit anything to be done in the Premises which: (1) causes or is liable to cause injury to persons, to the building or its equipment, facilities or systems; (2) impairs or tends to impair the character, reputation or appearance of the building as a first class office building; (3) impairs or tends to impair the proper and economic maintenance, operation and repair of the building or its equipment, facilities or systems; (4) increases the rate of fire, liability or other insurance coverage for the property; or (5) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the building. Tenant shall keep the Premises at all times in good order, condition and repair, and shall also keep the Premises in a clean, sanitary and safe condition. Tenant agrees to comply with all requirements of law, ordinance, order, regulation or otherwise affecting the Premises, which are now in effect or may hereafter be enacted by any public authority. Tenant covenants with Landlord to comply with and cause Tenant’s representatives to comply with, the rules and regulations attached hereto as Exhibit C, and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make to said rules and regulations.

7.2.         Signs and Advertisements

Tenant covenants and agrees that it will not permit or cause to be placed on the outside of the Premises or elsewhere in the building including the inside or outside of the windows or doors and walls, signs, notices or other media or advertising, except only for those installed by Landlord or as approved in writing in advance by Landlord. Tenant further agrees to maintain such sign, decoration, lettering, advertising matter or other thing as may be approved by Landlord in a first class condition, style and repair at all times.

7.3.         Surrender of Additions, Fixtures, and Improvements

All additions, fixtures, or improvements that the Tenant may make to the Leased Premises will become the Landlord’s property, must remain as part of the Leased Premises, and must be surrendered with the Leased Premises at the termination of this Lease.

7.4.         Property of Landlord

An inventory of the items of equipment that are part of the Leased Premises and that remain the property of the Landlord is set forth on Addendum 1, which is attached to and made part of this Lease. The Tenant expressly agrees to maintain the items of equipment in good repair under the terms of the security agreement attached to them.

7.5.         Liability for Personal Property

All personal property placed or moved in the Leased Premises is at the risk of the Tenant or other owner of the personal property. The Landlord is not liable for any damage to the personal property, or for personal injuries to the Tenant or any other person, that arise from the bursting or leaking of water, sewer or soil pipes or from any person’s act of negligence, regardless of whether that person is an occupant of the building.

7.6.         Liability for Damages or Injuries

The Landlord is not liable for any damage or injury that the Tenant or any other person may sustain. Nor is the Landlord liable for any damage or injury that results from the carelessness, negligence, or improper conduct of any person, including the Tenant or agents or employees of the Tenant.

7.7.         Waste or Nuisance.

Tenant shall permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto, and at the expiration of the tenancy created hereunder, Tenant shall surrender the Premises in as good condition and repair as they were at the time Tenant took possession, excepting reasonable wear and tear and loss by fire or other insured casualty.

7.8.         No Pets.

Tenant shall keep no domestic or other animals in or about the Premises without the written consent of Landlord.

7.9.         No Smoking is Permitted.

The building is a smoke-free building. Designated exterior smoking areas with receptacles will be established, subject to change by Landlord at Landlord’s sole discretion.

7.10.       Solicitation of Business.

Tenant and its employees and agents shall not solicit business in the parking area or other common areas adjacent to the building, nor shall Tenant or its employees or agents distribute any handbills, circulars or other advertising matter on vehicles parked in the parking area or other common areas without the prior written consent of Landlord.

7.11.       Operation of Concession Prohibited.

Tenant shall not cause or permit any business to be operated in or from the Premises by any concessionaire or licensee.

7.12.       Taxes on Leasehold.

Tenant shall be responsible for and pay before any delinquency, all municipal, county or state taxes assessed during the Term of this Lease, against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by the Tenant or Tenant’s agents..

BUSINESS LEASE AGREEMENT

(September 2005 Version)

ARTICLE 8. CONDITION OF PREMISES/PERMISSIBLE ALTERATIONS/RELOCATION

8.1.      Tenant’s Acceptance and Maintenance of Premises

8.1.1.                    The Tenant acknowledges that Tenant takes possession of the Leased Premises in “As Is” condition with no representations or warranties on behalf of the Landlord that the Leased Premises are fit for the Tenant’s permitted purpose and use of the Leased Premises, or that the Leased Premises comply with building or fire codes for such permitted purpose and use.

8.1.2.                    Tenant acknowledges that: (i) Tenant has carefully inspected the Leased Premises and found them in a good state of repair and in clean and orderly condition; (ii) no representation has been made to Tenant concerning the suitability of the Leased Premises for Tenant’s purposes; and (iii) no promise has been made to Tenant that Landlord will decorate, alter, repair, or improve the Leased Premises.

8.1.3.                    Tenant must keep the Leased Premises in clean and orderly condition and good state of repair at all times, and on termination of this lease, Tenant must deliver the premises to Landlord in the same condition they were in at the beginning of the term. The Tenant agrees to keep the exterior of the building and the parking areas in good and clean condition.

8.2.      Alterations - Landlord Approval Required

Tenant shall make no alterations in or additions to or improvements to the Premises nor cause to be installed any exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, or canopies or make any changes to the mechanical or electrical system without the prior written consent of Landlord. If Landlord gives its consent to the making of alterations by Tenant, all such work shall be done in accordance with such requirements and upon such conditions as Landlord, in its sole discretion, may impose. Any review or approval by Landlord of any plans or specifications with respect to any alteration is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

8.3.         Fixtures

Any additions, fixtures or improvements, except stock in trade movable furniture and equipment, shall at once become part of the realty and the property of the Landlord upon termination of this Lease and shall remain upon the Premises; provided, nevertheless, that Landlord, within a reasonable time following the Lease termination, may by written notice elect to require Tenant, at Tenant’s sole cost and expense, to perform the removal of such of Tenant’s fixtures and such of any alterations and improvements made by Tenant as are indicated in such notice of election, together with the repair of related damage.

8.4.         Maintenance by Landlord

Landlord is responsible for maintaining the roof, plumbing, electrical and HVAC systems (including filters), exterior walls of the building, interior and exterior common areas and general building structure (not constituting a part of the Premises), and shall perform such repairs, replacements or maintenance with reasonable dispatch, in a good and workmanlike manner. Landlord shall give notice to Tenant of any repairs or work conducted on those facilities that requires access through the Premises.

8.5.         Damage to Premises

On the Landlord’s demand, the Tenant shall pay for all damages to appliances, electrical lights, fixtures, equipment, or appurtenances on the leased premises or in the building that are caused by the act or neglect of the Tenant or any persons in the Tenant’s employ or control. The Tenant shall repair at its own expense all damage or destruction of any plate or window glass in the Leased Premises.

8.6.         Right to Relocate

The purpose of the floor plan attached hereto as Exhibit A is to show the approximate location of the Premises. Landlord reserves the right at any time to relocate the common areas shown on said floorplan. Landlord may relocate Tenant to another location in the building at Landlord’s sole cost and expense and with Tenant’s reasonable approval to such other location within the building.

8.7.         Condition at End of Term

At the earlier of the expiration of the Lease term or the termination of this Lease, the Tenant will quit the Leased Premises and will surrender them to the Landlord. The Leased Premises must be swept clean and must be in good order and condition, except for ordinary wear and tear. The Tenant will remove all personal and other property that belongs to the Tenant under this Lease and will repair all damages to the Leased Premises caused by that removal. The Tenant will restore the Leased Premises to the condition in which they were before installation of the items removed.

ARTICLE 9. ENTRY AND INSPECTION OF PREMISES

9.1.         Landlord’s Inspection and Entry Rights

The Landlord, or any agent, is entitled to enter the Leased Premises during all reasonable hours for the following reasons:

9.1.1.                    To examine the Leased Premises.

9.1.2.                    To make all repairs, additions, or alterations that the Landlord or agent deems necessary for safety, comfort, or preservation of the Leased Premises or of the building.

9.1.3.                    At any time within thirty days before the expiration of this Lease or any subsequent renewal term, to exhibit the Leased Premises to prospective tenants.

9.1.4.                    To remove signs, fixtures, alterations, or additions that do not conform to this Lease.

9.1.5.                    Landlord shall have the right, without notice, to enter the Premises in emergency situations.

9.2.         Liability for Entry

The Tenant has no claim or cause of action against the Landlord because of the Landlord’s entry or other action taken under Paragraph 9.1.

BUSINESS LEASE AGREEMENT

(September 2005 Version)

ARTICLE 10. INDEMNITY AND INSURANCE

10.1.       Tenant’s Indemnification of Landlord.

Tenant shall indemnify Landlord and save it harmless from and against any and all claims, suits, actions, damages, liabilities, losses, costs, or expenses, including attorneys’ fees and investigation costs (including on appeal) of any nature whatsoever arising out of or connected with the use or occupancy of the Premises by Tenant, the materials or things maintained or kept by Tenant, its agents, employees, guests, invitees and contractors, in or on the Premises, or arising or alleged to have arisen out of the acts or omission of Tenant’s officers, agents, employees, guests, invitees and contractors.

10.2.       Tenant’s Insurance Requirements

At all times during the terms of this Lease, Tenant shall, at Tenant’s own expense, keep in full force and effect personal injury liability insurance in companies rated A- or better by AM Best company, naming both Landlord and Tenant as insured parties, with minimum limits of One Million Dollars ($1,000,000.00) on account of bodily injury or death of one person, and Two Million Dollars ($2,000,000.00) on account of bodily injuries or death of more than one person arising out of any one act or omission. The insurance company issuing the same shall not have the right of subrogation against Landlord. Tenant hereby covenants with Landlord as follows:

10.2.1.              Not to allow to be conducted on the Premises any trade or business, or anything to be done thereon, which shall increase the rate of premiums for insurance upon the building. Notwithstanding the foregoing, if the trade or business conducted on the Premises does increase the rate of premiums for insurance upon the building, Tenant covenants to pay for such increase when such premiums are due.

10.2.2.              That the Landlord shall not be liable for any damage or injury by water otherwise from leaking pipes, leaking roofs, rain, rising water, storm, wind and other acts of nature to any merchandise or property upon the Premises, and it being the intent of the parties that the Tenant shall assume such risk and insure against such risk.

10.2.3.              Tenant shall replace, at the expense of Tenant, any and all plate and other glass and doors, including ingress and egress doors to the Premises, damaged or broken from any cause whatsoever, except due to the intentional misconduct or negligence of Landlord, its agents, employees or assigns, in or about the Premises. Landlord may insure all plate and other glass in the Premises for and in the name of Landlord

10.3.       Certificate of Insurance/Renewal/Cancellation Prohibition

The certificate of insurance reflecting the coverages required herein shall be delivered to Landlord prior to Tenant’s occupancy of the Premises. The Tenant shall deliver to the Landlord the renewal policy at least ten days before the existing policy expires. All policies must be issued by companies of recognized responsibility licensed to do business in Florida and must contain a provision that prohibits cancellation unless the Landlord and any additional insured are given at least ten days’ prior written notice of cancellation.

10.4.       Prohibited Conduct Affecting Insurance

The Tenant may not perform or fail to do any act with respect to the Leased Premises, may not use or occupy the Leased Premises, nor may conduct or operate the Tenant’s business in any manner that is objectionable to the insurance companies, that causes them to void or suspend any insurance, or that causes them to increase the premiums above the amounts that would usually have been in effect for the occupancy under this Lease. Nor may the Tenant permit or suffer another person to do so with respect to the Leased Premises.

10.5.       Landlord’s Insurance Requirements

Landlord shall be responsible for maintaining insurance coverage with respect to the building, including casualty, fire, wind and extended coverage in an amount equal to full replacement value of the building. The insurance company issuing said policy shall not have the right of subrogation against Tenant.

10.6.       Waiver of Subrogation

Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person or account thereof, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).

ARTICLE 11. LIENS AND MORTGAGES ON PROPERTY

11.1.       Mechanics’ Liens Incurred by Tenant

The interest or estate of the Landlord will never by subject to a lien to secure payment for any work, services, or materials furnished to the property at the request of Tenant. The Tenant shall not subject the Landlord’s interest or estate to any liability under any mechanics’ or other lien law. No provisions of this Lease may be construed as to imply that the Landlord has consented to the Tenant incurring such a lien. If any mechanics’ lien, lis pendens, or other lien is filed against the Leased Premises or the building for any work, labor, services, or materials that a lienor claims to have performed or furnished for the Tenant or any person holding through or under the Tenant, the Tenant must cause that lien to be canceled and discharged of record within twenty days after the Landlord gives notice to the Tenant. If such a lien is filed, the Landlord may satisfy the lien after giving notice to the Tenant as provided in this paragraph and without limiting the Landlord’s rights or remedies under this Lease. The Tenant shall promptly reimburse the Landlord for any amounts expended to satisfy the lien and for any expenses incurred in connection with that satisfaction. The Tenant has no

BUSINESS LEASE AGREEMENT

(September 2005 Version)

right of setoff against the Landlord. The Tenant’s failure to cancel and discharge of record any lien under to this paragraph is a default by the Tenant under the provisions of this lease.

11.2.       Tenant’s Rights Subject to Mortgage

The Tenant acknowledges that the Tenant’s rights under this Lease are subject to any existing bona fide mortgage that covers the Leased Premises and that the Landlord may incur against the Leased Premises in the future. The Tenant agrees to execute any instrument that the Landlord requires to give evidence of this subordination of interests. The Tenant grants a power of attorney to the Landlord to subordinate this lease to any future mortgage on the Leased Premises.

11.3.       Subordination and Attornment

This Lease is subject and subordinate to all existing and future mortgages that may affect the real property of which the Leased Premises is a part, to all existing or future advances made under all the mortgages, and to all renewals, modifications, consolidations, and replacements of the mortgages. Although the Tenant need not take any action to render this subordination effective, the Tenant shall execute and deliver all further instruments that confirm this subordination as may be desired by the mortgage holders. The Tenant irrevocably appoints the Landlord attorney-in-fact to execute and deliver any such instrument for the Tenant. If a mortgage holder or a purchaser at foreclosure succeeds to the Landlord’s rights under this Lease, the Tenant agrees to attorn to any owner, holder, purchaser, or Tenant of the real property from time to time, at the demand of the owner of the real property, and on the executory terms and conditions of this Lease existing at that time. On the Tenant’s attornment, this Lease will continue in full force as, or as if it were, a direct lease between the owner, holder, purchaser, or Tenant. This paragraph will inure to the benefit of any owner, holder, purchaser, or Tenant, will apply notwithstanding the foreclosure of any mortgage, and will be self-operative on demand without the execution of any further instrument to render it effective. From time to time, on the demand of any owner, holder, purchaser, or Tenant, the Tenant will execute instruments that confirm this paragraph, that satisfy any owner, holder, purchaser, or Tenant, that acknowledge the attornment, and that set forth the terms and conditions of the tenancy. Nothing in this paragraph may be construed to impair any right otherwise exercisable by any owner, holder, purchaser, or Tenant.

11.4.       Estoppel Certificates

Landlord reserves the right to demand and obtain from Tenant an estoppel certificate or other document required by a lending institution or third party, and Tenant upon demand by the Landlord for same, agrees to execute at any and all times such instrument, it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer of the Premises or building.

ARTICLE 12. ASSIGNMENTS AND SUBLETS

12.1.       Permissible Assignments and Sublets

The Tenant may not assign this Lease, nor sublet, license, or grant any concession for the use of the Leased Premises, to another person without obtaining the Landlord’s prior written consent. The Landlord may arbitrarily withhold consent.

12.2.       Continued Liability of Tenant

If the Tenant makes any assignment, sublease, license, or grant of a concession under Paragraph 12.1, the Tenant will nevertheless remain unconditionally liable for the performance and financial obligations of all of the terms, conditions, and covenants of this Lease.

12.3.       Landlord’s Right to Collect Rent From Any Occupant

If the Tenant is in default on any payments under this Lease and any other person is subletting or occupying the Leased Premises, or if the Tenant assigns this Lease, the Landlord may collect rent from the assignee, subtenant, or occupant. The Landlord may apply the net amount collected to the rent required under this Lease. The Landlord’s collection of the rent does not waive the covenant against assignment and subletting under Paragraph 12.1. Nor does it constitute the Landlord’s acceptance of the assignee, subtenant, or occupant as a tenant, nor the Landlord’s waiver of the Tenant’s further performance of the covenants contained in this Lease.

12.4.       Transfer of Landlord’s Interest

Landlord may assign, in whole or in part, its rights and obligations under this Lease and its rights and obligations in and to the property. The term “Landlord”, as used in this Lease, as far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord’s interest in this Lease at the time in question. In the event of any transfer or transfers of Landlord’s interests in the Premises, Landlord herein named (and in the case of any subsequent transfer, the then transferor), shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and the Transferee shall assume any and all such obligation.

ARTICLE 13. REMEDIES

13.1.       Remedies for Nonpayment of Rent or Additional Payments

The Landlord has the same remedies for the Tenant’s failure to pay rent as for the Tenant’s failure to make additional payments.

13.2.       Accord and Satisfaction

If the Tenant pays or the Landlord receives any amount that is less than the amount stipulated to be paid under any Lease provision, that payment is considered to be made only on account of an earlier payment of that stipulated amount. No endorsement or statement on any check or letter may be deemed an accord and satisfaction. The Landlord may accept any check or payment without prejudice to the Landlord’s right to recover the balance due or to pursue any other available remedy.

BUSINESS LEASE AGREEMENT

(September 2005 Version)

13.3.       Abandonment of Premises or Delinquency in Rent

If the Tenant abandons or vacates the Leased Premises before the end of the Lease term, or if the Tenant is in arrears in rent payments, the Landlord may cancel this Lease. On cancellation, the Landlord is entitled to enter the Leased Premises as the Tenant’s agent, whether by force or other means, to relet the Leased Premises. The Landlord will incur no liability for the entry. As the Tenant’s agent, the Landlord may relet the premises with or without any furniture or personal property that may be in it, and the reletting may be made at such price, on such terms, and for such duration as the Landlord determines and for which the Landlord receives rent. The Landlord shall apply any rent received from the reletting to the payment of rent due under this Lease. If after deducting the expenses of reletting the premises, the Landlord does not realize the full rental provided under this Lease, the Tenant shall pay any deficiency. If the Landlord realizes more than the full rental, the Landlord shall pay the excess to the Tenant on the Tenant’s demand.

13.4.       Dispossession on Default

If the Tenant defaults in the performance of any covenant or condition of this Lease, the Landlord may give the Tenant notice of that default. If the Tenant fails to cure a default in the payment of rent or additional rent within three days or fails to cure any other default within ten days after notice is given, the Landlord may terminate this Lease. If the default is of such a nature that it cannot be completely cured within ten days, the Landlord may terminate this Lease only if the Tenant fails to proceed with reasonable diligence and in good faith to cure the default. Termination of this Lease may occur only after the Landlord gives not less than three days’ advance notice to the Tenant. On the date specified in the notice, the term of this Lease will end, and the Tenant will quit and surrender the Leased Premises to the Landlord, except that the Tenant will remain liable as provided under this Lease. On termination of the Lease, the Landlord may reenter the Leased Premises without notice and by force or otherwise to dispossess the Tenant, any legal representative of the Tenant, or any other occupant of the Leased Premises. The Landlord may retake possession through summary proceedings or otherwise, and the Landlord will then hold the Leased Premises as if this Lease had not been made. The Tenant waives the requirement that the Landlord serve any notice of intention to reenter or to institute legal proceedings for repossessing the Leased Premises.

13.5.       Damages on Default

If the Landlord retakes possession under Paragraph 13.4, the Landlord has the following rights:

13.5.1.              The Landlord is entitled to the rent and additional rent that is due and unpaid during the remainder of the Term, and those payments will become due immediately, and will be paid up to the time of the reentry, dispossession, or expiration, plus any expenses that the Landlord incurs for legal expenses, attorneys’ fees, brokerage costs, returning the Leased Premises to good order, and preparing it for re-rental, plus interest on rent and additional rent then due at the maximum interest rate permitted by law.

13.5.2.              The Landlord is entitled to relet all or any part of the Leased Premises in the Landlord’s name or otherwise, for any duration, on any terms, including but not limited to any provisions for concessions or free rent, or for any amount of rent that is higher than that in this Lease.

13.5.3.              The Landlord is entitled to liquidated damages to be paid in accordance with Paragraph 13.6 by the Tenant or the Tenant’s legal representative.

13.6.       Liquidated Damages on Default

If the Landlord is entitled to liquidated damages under Paragraph 13.5.3, the Tenant or the Tenant’s legal representative shall pay such damages in installments on the day rent is payable under Paragraph 3.1. The amount of liquidated damages will be computed as follows:

13.6.1.              The deficiency between the rent paid and any net amount of the rents still to be collected under this Lease or any renewal of this Lease for each month of the remaining Lease or renewal term.

13.6.2.              Plus the expenses that the Landlord incurs in connection with reletting, such as legal expenses, court costs, attorneys’ fees, including those at trial and appellate levels, brokerage costs, advertising expenses, maintenance costs for keeping the Leased Premises in good order, and costs of preparing Premises for reletting.

The Landlord’s failure or refusal to relet all or any part of the Leased Premises will not release or affect the Tenant’s liability for damages. In computing the liquidated damages, any expenses the Landlord incurs shall be added to the deficiency. Any suit that the Landlord brings to collect the amount of the deficiency for any month will not prejudice in any way the Landlord’s rights to collect the deficiency for any subsequent month by a similar proceeding. In putting the Leased Premises in good order or in preparing it for re-rental, the Landlord may alter, repair, replace, or decorate any part of the Leased Premises in any way that the Landlord considers advisable and necessary to relet the Leased Premises. The Landlord’s alteration, repair, replacement, or decoration will not release the Tenant from liability under this Lease. The Landlord is not liable in any way for failure to relet the Leased Premises, or if the Leased Premises are relet, for failure to collect the rent under that reletting. The Tenant will not receive any excess of the net rents collected from reletting over the sums payable by the Tenant to the Landlord under this Paragraph.

13.7.       Security Lien

Tenant pledges and assigns to the Landlord all the furniture, fixtures, goods and chattels of the Tenant, which shall or may be brought or put on the Premises as security for the payment of the rent herein reserved, and the Tenant agrees that the said lien maybe enforced by distress foreclosure or otherwise at the election of the Landlord, and does hereby agree to pay attorney’s fees, costs and charges incurred by Landlord in such enforcement.

BUSINESS LEASE AGREEMENT

(September 2005 Version)

13.8.       Bankruptcy or Insolvency

If the Tenant becomes insolvent or if bankruptcy proceedings are begun by or against the Tenant before the end of the Lease term, the Landlord may immediately cancel this Lease as if the Tenant had defaulted. Without affecting the Landlord’s rights under this Lease, the Landlord may accept rent from a receiver, trustee, or other judicial officer who holds the property in a fiduciary capacity. No receiver, trustee, or other judicial officer is entitled to receive any right, title, or interest in or to the Leased Premises under this paragraph.

13.9.       Destruction or Damage to Leased Premises From Casualty

If the Lease Premises is destroyed or damaged by fire or other casualty during the Lease term and the Leased Premises are rendered untenantable, then the Landlord shall have the right to render the Premises tenantable by repairs within ninety days from the date on which the fire or casualty occurred. If the Premises are not rendered tenantable within such time, either party may cancel this Lease. On cancellation, the Tenant must pay rent only to the date on which the fire or casualty occurred. The cancellation must be written.

13.10.     Condemnation

The Tenant waives any claim of loss or damage, and any right or claim to any part of an award, that results from the exercise of the eminent domain power of any governmental body, regardless of whether the loss or damage arises because of condemnation of all or part of the Leased Premises, the parking area, or the entrances or exits of the Leased Premises. If any eminent domain power that is exercised interferes with the Tenant’s use of the Leased Premises, the rentals under this Lease will be proportionately abated. If a partial taking or condemnation renders the Leased Premises unsuitable for the Tenant’s business, the Lease term will cease as of the date the condemning authority requires possession. If an eminent domain power is exercised, the Tenant has no claim against the Landlord for the value of any unexpired term of this Lease. Tenant may pursue all available remedies for the taking but will have no interest in the award made to the Landlord.

13.11.     Holdover Tenancy

If the Tenant remains in possession of the Leased Premises after the Lease expires or terminates for any reason, the Tenant will be deemed to be occupying the Leased Premises as a Tenant from month-to-month at the sufferance of the Landlord. The Tenant will be subject to all of the provisions of this Lease, except that the fixed rent will be at a monthly rate equal to twice the amount of a single monthly installment of fixed rent at the rate in effect for the last month of the term of this Lease.

13.12.     Cumulative Remedies

The Landlord’s remedies contained in this Lease are in addition to the rights of the Landlord under Florida statutes governing nonresidential landlord-tenant relationships and to all other remedies available at law or in equity to the Landlord.

13.13.     Tenant’s Remedies Upon Landlord’s Default

If Landlord fails to perform or observe any of its Lease obligations within thirty (30) days after the receipt of Tenant’s written notice, unless the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance and Landlord commences performance within the thirty (30) day period and thereafter diligently pursues cure to completion, Tenant may seek the remedy of specific performance arising from Landlord’s failure to discharge its obligations.

13.14.     Landlord Damages/Non-Liability

Except for its gross negligence or willful acts or willful omissions, Landlord shall not be liable to Tenant, its officers, agents or employees, for any theft, damage or injury occasioned by failure to keep the Premises heated, cooled or in repair, or for any bodily injury or property damage done or occasioned by or from fixtures (whether in place or otherwise), fixture failure, other materials or parts of the building, plumbing, downspouts, gas, water, steam or other pipes, or sewage, or the bursting, leaking, or running of any water outlet, container or fixture, in, above, upon or about the Premises, nor for injury or damage occasioned by wind or water, being upon or coming through the roof, skylight, windows, stairs, doors, parking, road and sidewalk areas, or otherwise, nor for any injury or damage arising from the omissions of any of the utilities or service supplied or due to be supplied by Landlord hereunder, or from acts of negligence or willfulness of co-tenants or other occupants of the building. Tenant shall give immediate notice to Landlord in case of fire or accidents in the leased premises or in the building of which the premises are a part, or in the case of defects therein, or in any fixtures or equipment, and Landlord shall use its best efforts to correct the same.

13.15.     Costs and Attorneys’ Fees

The prevailing party is entitled to an award of the costs and reasonable attorneys’ fees incurred in the collection of any delinquent rent or additional payments or in the enforcement of any provision of this Lease. The fees and costs that may be awarded include but are not limited to those incurred at trial and appellate levels.

ARTICLE 14. MISCELLANEOUS PROVISIONS

14.1.       Binding on Heirs, Successors, and Assigns

This Lease binds the heirs, legal representatives, assigns, or successors of the Tenant and the Landlord.

14.2.       Time of Essence

Time is of the essence in this Lease, and this paragraph applies to all terms and conditions of this Lease.

14.3.       Deliveries to Parties/Notice

The Tenant shall promptly pay all rentals and other charges, shall render all statements, and shall deliver all notices under this Lease to the Landlord at the following address:

BUSINESS LEASE AGREEMENT

(September 2005 Version)

PROFESSIONAL SUITES AT THE GALLERIA
Attn: Lori Conrad
9130 Corsea Del Fontana Way
Naples, Florida 34109

The Landlord shall promptly pay all sums, shall render all statements, and shall deliver all notices under this Lease to the Tenant at the following address:

Prospect Acquisition Corp.
9130 Galleria Court #318
Naples, Florida 34109

From time to time, either party may designate in writing another person or entity and another address for receipt of such items. Any notice to be given under this Lease must be sent by certified mail, return receipt requested, and postage prepaid. Any notice under this Lease is deemed to be given at the time it is received as set forth in this paragraph, or if not accepted, at the time it is mailed.

14.4.       Landlord’s Cumulative Rights

The Landlord’s rights under this Lease are cumulative, and the Landlord’s failure to exercise promptly any rights given under this Lease does not operate to forfeit any of these rights.

14.5.       Indemnification of Landlord

At all times, the Tenant will indemnify the Landlord from all losses, damages, liabilities, and expenses that arise or are claimed against the Landlord and that are in favor of any person, firm, or corporation for personal injuries or property damages that arose about or on the premises, that resulted from the Tenant’s use or occupancy of the premises, or that arose from the Tenant’s failure to comply with any laws, statutes, ordinances, or regulations. The Landlord will not be liable to the Tenant for any damages, losses, or injuries to the Tenant’s person or property that may be caused by the acts, neglect, or omissions of any person, firm, or corporation.

14.6.       No Waiver

The Landlord’s or Tenant’s express or implied consent, approval, or waiver with regard to any breach of any covenant, agreement, or obligation under this Lease is considered to cover only that particular breach. It will not be construed to apply to any other breach, whether of the same or of any other covenant, agreement, or obligation under this Lease, unless the waiver or consent is written, so states, and is signed by the party making it. Landlord’s acceptance of rent with knowledge of Tenant’s default under the lease will not be construed as a waiver of Landlord’s right to require Tenant to cure the default. If Tenant fails to cure the default timely, or if the default is of such nature that it cannot be cured, this lease may be terminated at the election of Landlord.

14.7.       Quiet Enjoyment

The Landlord covenants that so long as the Tenant pays the rent and additional rent and performs the covenants under this Lease, the Tenant is entitled to peaceful and quiet possession and enjoyment of the Leased Premises for the Lease term, subject to the Lease provisions.

14.8.       Recording

This Lease shall not be recorded in the public records of Collier County, Florida. A recording of this Lease shall be deemed a default by the recording party and entitle to the non-recording party to the remedies provided hereunder.

14.9.       Interpretation of Lease/Venue

This Lease is governed by, and will be construed in accordance with, the Florida laws. Venue for any proceeding in connection herewith shall be Collier County, Florida. If any Lease provision, or its application to any person or situation, is deemed invalid or unenforceable for any reason and to any extent, the remainder of this Lease, or the application of that provision, will not be affected. Rather, this Lease is to be enforced to the extent permitted by law. The table of contents, captions, headings, and titles of this Lease are solely for convenience of reference and are not to affect its interpretation. Each covenant, agreement, obligation, or other provision of this Lease is to be construed as a separate and independent covenant of the party who is bound by or who undertakes it, and each is independent of any other provision of this Lease unless otherwise expressly provided. All terms and words used in this Lease, regardless of the number or gender in which they are used, are deemed to include any other number and any other gender as the context requires.

14.10.     Waiver of Trial by Jury

It is mutually agreed by and between Landlord and Tenant that neither party, nor any assignee, successor, heir or legal representative of the parties shall seek a jury trial in any lawsuit, proceeding, counterclaim or any other legal procedure on any matters arising out of or in any way connected with the Lease.

14.11.     Radon Gas Disclosure

Florida law requires the following disclosure: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

BUSINESS LEASE AGREEMENT

(September 2005 Version)

14.12.     Authority

If Tenant is a business entity such as a corporation or partnership, each individual executing this Lease on behalf of said business entity represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of said business entity in accordance with its duly adopted bylaws, regulations or agreement, that any required consents or approvals of third parties have been obtained, and that this Lease is binding upon said business entity in accordance with its terms. If Landlord is a business entity, each individual executing this Lease on behalf of said business entity represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of said business entity in accordance with its duly adopted bylaws, regulations or agreement, that any required consents or approvals of third parties have been obtained, and that this Lease is binding upon said business entity in accordance with its terms.

14.13.     Joint and Several Liability

If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for the observance and performance of each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

14.14.     Counterparts

This Lease may be executed in several counterparts, all of which constitute one and the same instrument.

14.15.     Complete Agreement

The parties have made no oral or written representations, agreements, arrangements, or understandings between them that relate to the subject matter of this Lease and that are not fully expressed in this Lease. This Lease may be modified or terminated only by a written agreement executed by both parties.

14.16.     Invalidity of Particular Provisions

If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation, or to any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms, or corporations, or to circumstances other than those as to which it is invalid or enforceable, shall not be effected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

14.17.     Merger

All preliminary negotiations are merged into and incorporated in this Lease. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto.

14.18.     Exhibits

The following listed exhibits are attached to this Lease and incorporated herein by reference:

14.18.1. EXHIBIT A: Floor Plan of Premises

14.18.2. EXHIBIT B: Guaranty Agreement - Not Applicable

14.18.3. EXHIBIT C: Rules and Regulations

14.18.4. EXHIBIT D: Schedule of Services and Fees

IN WITNESS WHEREOF, the parties hereto have executed this Lease, and Landlord, Tenant, and each of them hereby, acknowledge the same to be their joint and several obligation, the day and year first above written.

As to Landlord:	LANDLORD:
Witness No. 1:	Professional Suites at the Galleria, Inc., a
Printed Name:	Florida corporation

	By:	/s/ Joseph E. D’Jamoos
Joseph E. D’Jamoos
Its: President

As to Tenant:	TENANT:
Witness No. 1:	Prospect Acquisition Corp., a
Printed Name:	Delaware corporation

	By:	/s/ James J. Cahill
James J. Cahill
Its: Chief Financial Officer

BUSINESS LEASE AGREEMENT

(September 2005 Version)